UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 23, 2013

GOLDEN MINERALS COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-13627	26-4413382
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 Indiana Street, Suite 800

Golden, Colorado 80401

Registrant’s telephone number, including area code:  (303) 839-5060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Item 9.01	Financial Statements and Exhibits.

Signature

Item 5.02                         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                                  Changes in Executive Compensation

In connection with performance and reductions in force at Golden Minerals Company’s (the Company”) Velardena Operations, the Company’s Compensation Committee and Board of Directors have approved a 10% annual salary reduction effective June 1, 2013 for certain officers of the Company.  The reductions for the principal executive officer, principal financial officer and named executive officers are as follows: $50,000 to an annual salary of $450,000 for Jeffrey Clevenger, Chairman, President and Chief Executive Officer;  $27,000 to an annual salary of $243,000 for Robert Vogels, Senior Vice President and Chief Financial Officer; $25,000 to an annual salary of $225,000 for Warren Rehn, Senior Vice President, Exploration and Chief Geologist; and $17,500 for annual half time compensation of $157,500 for Deborah Friedman, Senior Vice President, General Counsel and Corporate Secretary.   In conjunction with this salary reduction, expected to be in effect for one year, the Compensation Committee also approved a grant of restricted shares effective June 1, 2013, vesting June 1, 2014, for these officers in the following amounts:  44,500 shares for Mr. Clevenger; 24,000 shares for Mr. Vogels, 22,000 shares for Mr. Rehn, and 15,500 shares for Ms. Friedman.  The fair value of these shares on the grant date for each officer is expected to total approximately 10% to 15% of the officer’s annual salary prior to the salary reduction.

Also effective June 1, 2013, the Company plans to enter into amendments to its Change of Control Agreements, including the Change of Control Agreements with Mr. Clevenger, Mr. Vogels, Mr. Rehn and Ms. Friedman.  The amendments (i) provide that the termination benefit payable under the agreements will be calculated based on the executive’s highest annual salary during the term of the Agreement, rather than on the executive’s annual salary at the time of calculation, and (ii) clarify that the Change of Control Agreements will remain in effect and apply in the event of a future Change of Control, as defined in the Agreements.  The Change of Control Agreements and the benefits provided pursuant to those Agreements otherwise remain unchanged.

The foregoing description of the amendments to the Change of Control Agreements is qualified in its entirety by reference to the full text of the amendment, the form of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 5.07                         Submission of Matters to a Vote of Security Holders.

The Company held its 2013 Annual Meeting of Stockholders (the “Meeting”) on May 23, 2012 in Golden, Colorado.  Of the 42,187,528 shares of common stock outstanding and entitled to vote as of the record date, 24,089,119 shares (57.10%) were present or represented by proxy at the Meeting.  The Company’s stockholders (i) approved the election of Jeffrey G. Clevenger, W. Durand Eppler, Michael T. Mason, Ian Masterton-Hume, Kevin R. Morano, Terry M. Palmer and David H. Watkins as directors of the Company to hold office until the 2014 annual meeting of stockholders or until their successors are elected, and (ii) ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. The results of the voting on the matters submitted to the stockholders were as follows:

1.                                      Election of seven (7) directors to hold office until the 2014 annual meeting of stockholders or until their successors are elected.

Name	Votes For	Votes Withheld	Broker Non-Votes
Jeffrey G. Clevenger	12,453,835	1,914,796	9,720,488
W. Durand Eppler	12,346,920	2,021,711	9,720,488
Michael T. Mason	12,499,130	1,869,501	9,720,488
Ian Masterton-Hume	13,830,005	538,626	9,720,488
Kevin R. Morano	12,045,746	2,322,885	9,720,488
Terry M. Palmer	12,464,875	1,903,756	9,720,488
David H. Watkins	11,400,711	2,967,920	9,720,488

2.                                      Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

Votes For	Votes Against	Abstentions
23,739,606	190,487	159,026

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10.1	Amendment No. 1 to Change of Control Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2013

Golden Minerals Company

	By:	/s/ Robert P. Vogels
		Name:	Robert P. Vogels
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 1 to Change of Control Agreement.